Exhibit 10.1

GRANT AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of    , 20   (“Grant Date”) is made by and between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), and the undersigned employee of the Company or a Subsidiary (as defined below) or Affiliate (as defined below) of the Company (“Optionee”).

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock (“Common Stock”);

WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Options provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Options;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties, hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms not otherwise defined in this Agreement shall have the meaning specified in the Plan.

Section 1.1 — “Affiliate”, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.2 — “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

Section 1.3 — “Cause” shall mean (i) any material and uncorrected breach by Optionee of the terms of his employment agreement with the Company, if any, including, but not limited to, engaging in action in violation of any restrictive covenants therein, (ii) any willful fraud or dishonesty of Optionee involving the property or business of the Company, (iii) a deliberate or willful refusal or failure of Optionee to comply with any major corporate policy of the Company which is communicated to Optionee in writing or (iv) Optionee’s conviction of, or plea of nolo contendere to, any felony if such conviction shall result in his imprisonment; provided that with respect to clauses (i), (ii) or (iii) above, Optionee shall have 10 days following written notice of the conduct which is the basis for the potential termination for Cause within which to cure such conduct in order to prevent termination for Cause by the Company. In the event that Optionee is terminated for failure to meet performance goals, as determined by the initial CEO, such termination shall be considered a termination for Cause for all purposes relating to his Options.

Section 1.4 — “Committee” shall mean the Compensation Committee of the Company, duly appointed by the Board as the Administrator under Section 2 of the Plan.

Section 1.5 — “Good Reason” shall mean (i) a reduction by the Company in Optionee’s Base Salary, (ii) a material reduction in the aggregate program of employee benefits and perquisites to which Optionee is entitled (other than a reduction which affects all executives), (iii) relocation by more than 50 miles from Optionee’s workplace, (iv) any material diminution or material adverse change in Optionee’s duties, responsibilities or reporting relationships, which causes Optionee to fall below the level of the executive team, or (v) a material decline in Optionee’s Bonus opportunity.

Section 1.6 — “Options” shall mean the non-qualified options to purchase Common Stock granted under this Agreement.

Section 1.7 — “Person” shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.8 — “Plan” shall mean the Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan, as from time to time amended.

Section 1.9 — Pronouns - The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.10 — “Retirement” shall mean normal retirement on or after age 55 with at least ten (10) years of service with the Company.

Section 1.11 — “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.12 — “Termination of Employment” shall mean a termination of the Optionee’s employment with the Company (regardless of the reason therefor).

ARTICLE II

GRANT OF OPTIONS

Section 2.1 — Grant of Options. For good and valuable consideration, the Company shall grant to the Optionee an Option to purchase any part or all of an aggregate of the number of shares set forth with respect to each such Option on the signature page hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 — Exercise Price. The exercise price of the shares of Common Stock covered by the Option shall be such amount per share as set forth on the signature page hereof, subject to adjustment pursuant to Section 2.4 herein without commission or other charge.

Section 2.3 — No Obligation of Employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section 2.4 — Adjustments in Options.

(a) In the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization event, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option, or portions thereof then unexercised, shall be exercisable and the exercise price therefor. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

(b) Upon a Recapitalization Event which is not a Change of Control, each share of Common Stock subject to an Option shall be entitled to receive any amounts distributed in connection therewith, as if the Option had been exercised, and any amounts so distributed shall be applied to the exercise price of Options until the aggregate amount of such dividend equivalent has been fully applied.

ARTICLE III

EXERCISABILITY OF OPTIONS

Section 3.1 — Options. Unless otherwise provided in this Agreement, this Option shall become exercisable as follows:

Date Option	Percentage of Common Stock as to which
Becomes Exercisable	Option Is Exercisable
After the first anniversary of the Grant Date	33.33%
After the second anniversary of the Grant Date	66.67%
After the third anniversary of the Grant Date	100%

This Option shall become exercisable, pursuant to the schedule above, with respect to the nearest whole number of shares of Common Stock, as determined by the Committee in its sole discretion.

Section 3.2 — Acceleration Events. Notwithstanding anything in this Article III to the contrary, this Option shall become fully exercisable early (but only to the extent such Option has not otherwise terminated or become exercisable) upon (i) a Termination of Employment on account of death or Disability, (ii) a Change of Control or (iii) a Recapitalization Event.

Section 3.3 — Effect of Termination of Employment. Except as otherwise provided in this Article III, no Option shall become exercisable as to any additional shares of Common Stock following Termination of Employment, and such unexercisable Option shall terminate immediately.

Section 3.4 — Expiration of Options. This Option may not be exercised to any extent by Optionee after the first to occur of the following events:

(a) The tenth anniversary of the date hereof; or

(b) The first anniversary of the date of Termination of Employment (i) by reason of death or Disability or (ii) without Cause or for Good Reason; or

(c) The fifth anniversary of the date of Termination of Employment by reason of Retirement; or

(d) The date of a Termination of Employment for Cause or without Good Reason; or

(e) The date of a Termination of Employment for any reason if the Option exercise price per share of Common Stock, as set forth on the signature page hereof, is higher than the fair market value per share of Common Stock on the date of the Termination of Employment; or

(f) Upon a Change of Control, the Committee may terminate this Option, so long as the Optionee is cashed out at the Change of Control price or is permitted to exercise his Option prior to the Change of Control.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1 — Person Eligible to Exercise. During the lifetime of the Optionee, only he, or in the event of disability his committee or conservator, may exercise this Option or any portion thereof. After the death of the Optionee, any exercisable potion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.4, be exercised by his beneficiary or estate.

Section 4.2 — Partial Exercise. Any exercisable portion of this Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.4; provided, however, that any partial exercise shall be for whole shares of Common Stock only:

Section 4.3 — Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary of the Company or designatee or his office (or any third party designated by the Secretary of the Company to that effect) all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.4:

(a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) Full payment (in cash, in Shares, by check or by a combination thereof) for the  shares with respect to which such Option or portion thereof is exercised;

(c) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Section 4.4 — Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 — Rights as Stockholder. The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V

MISCELLANEOUS

Section 5.1 — Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2 — Options Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution, or transfers without consideration to a Permitted Transferee as defined in Section 13 of the Plan.

Section 5.3 — Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 — Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 — Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 — Applicability of Plan. The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Option and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 5.7 — Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.8 — Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association. The Company shall pay any legal fees in connection with such arbitration in the event that the Optionee prevails on a material element of his claim or defense.

Section 5.9 — Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PEABODY ENERGY CORPORATION
By
Its
Aggregate number of shares of
Common Stock for which the
Option granted hereunder is
[Optionee]	exercisable: ________
Exercise Price per share of
Address	Common Stock: $________
Optionee’s Taxpayer Identification Number:
_____-____-_______